================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 24, 1999


                                -----------------


                      DOSKOCIL MANUFACTURING COMPANY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                  TEXAS                                    333-37081                                 75-1281683
     (STATE OR OTHER JURISDICTION OF                (COMMISSION FILE NUMBER)                       (IRS EMPLOYER
              INCORPORATION)                                                                    IDENTIFICATION NO.)

          4209 BARNETT BOULEVARD                                                                       76017
             ARLINGTON, TEXAS                                                                        (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (817) 467-5116
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                -----------------



================================================================================

ITEM 5.  OTHER EVENTS.

ADDITIONAL CREDIT FACILITY

On August 12, 1999, the Company entered into an additional credit facility (the "Additional Credit Facility") with BankAmerica, N.A. (the "Additional Lender"), which provides for up to $10 million of additional revolving credit facilities to the Company. The Additional Credit Facility is a senior revolving credit facility. Advances under the Additional Credit Facility may be made at the option of the Company as a base rate advance or a LIBOR Advance. Base rate advances bear interest at a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the federal funds rate on the applicable day plus
(iii) an applicable base rate margin or (b) the sum of (i) the prime rate on such date plus (ii) an applicable base rate margin. A LIBOR advance bears interest at a rate based upon LIBOR plus 3.50 percent. The Additional Credit Facility is scheduled to mature on February 1, 2000. Amounts outstanding under the Additional Credit Facility are secured by liens in certain equipment and other property of the Company that are junior in lien priority to the lien securing the Company's Existing Credit Agreement (as defined below).

The financial covenants in the Company's Existing Credit Agreement are incorporated by reference into the Additional Credit Facility except that the financial covenants in the Existing Credit Agreement applicable prior to September 30, 1999 are not incorporated and will not cause an event of default under the Additional Credit Facility unless the lenders under the Existing Credit Agreement accelerate their loans based on such covenants.

Loans under the Additional Credit Facility to date have been guaranteed by a limited continuing guarantee by each of Westar Capital, a limited partnership, and Westar Capital II L.L.C., a limited liability company, each of which entities and related parties are principal shareholders of the Company. No compensation was paid to Westar Capital or Westar Capital II L.L.C. for the guarantees provided.

EXISTING CREDIT AGREEMENT

On September 17, 1997, the Company entered into a credit facility (the "Existing Credit Agreement") with a syndicate of lending institutions party thereto (the "Lenders"), which provides for an aggregate principal amount of loans of up to $110 million consisting of a $27.5 million revolving credit facility and term loans in an initial aggregate principal amount of $82.5 million ($ 78.1 million after giving effect to principal payments thereon). The Existing Credit Agreement was amended in February 1999, May 1999 and August 1999 and, as part of the amendments in February and May, waivers of certain covenant defaults were granted.

On September 10, 1999, the Company gave notice to the Lenders that the Company may not be in compliance with the interest coverage ratio, fixed charge coverage ratio, and the minimum EBITDA requirements of the Existing Credit Agreement. The Company has obtained a forbearance from the Lenders pursuant to which the Lenders have agreed not to accelerate the repayment of the indebtedness or take any other remedies against the Company prior to October 15, 1999, absent a new event of default after the effective date of forbearance. The Company has just recently received a report from an independent financial advisor to the Lenders requested in connection with their discussions with the Company concerning the Existing Credit Agreement. The Company is in discussions with the Lenders to amend further the Existing Credit Agreement and to obtain a waiver of the June 30, 1999 defaults.

A failure to comply with the obligations contained in the Existing Credit Agreement, if not cured or waived, would permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-defaults. Under the terms of the forbearance, the Company may not borrow additional revolving loans or obtain additional letters of credit under the Existing Credit Agreement.

DISPOSITION OF INDIANAPOLIS FACILITY

On August 27, 1999, the Company disposed of its facility located in Indianapolis, Indiana for a purchase price of $4.0 million.

ITEM 7.  EXHIBITS.

10.1 Credit Agreement, dated as of August 12, 1999, among the Company, certain lenders named therein and Bank of America, N.A., as administrative agent

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

DATED:  SEPTEMBER 24, 1999





                                            /s/ JOHN J. CASEY
                               ------------------------------------------------
                                              JOHN J. CASEY
                                          CHIEF FINANCIAL OFFICER

                                INDEX OF EXHIBITS



EXHIBIT
NUMBER                             DESCRIPTION
- -------                            -----------

10.1 Credit Agreement, dated as of August 12, 1999, among the Company, certain lenders named therein and Bank of America, N.A., as administrative agent.